UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District
Guangzhou, P.R. China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 020-36356228

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On November 17, 2010 Heli Electronics Corp. (the “Company”), filed a certificate of amendment with the Nevada Secretary of State to consolidate the Company’s issued, outstanding and authorized common shares on a 50 old for 1 new basis. The filing is expected to become effective on November 30, 2010 subject to a review by FINRA. The certificate is attached to this Current Report as Exhibit 3.1. No fractional shares will be issued and all fractional shares resulting from the consolidation will be rounded down.

The consolidation will decrease the Company’s issued and outstanding common shares to 5,440,000 from the current 272,000,000 and the authorized capital to 240,000,000 shares of common stock from the current 12,000,000,000.

Once these corporate changes are processed the Company will announce the effectiveness of these changes by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELI ELECTRONICS CORP.

/s/ Xin Qiu
Xin Qiu
President and Director

Date: November 23, 2010